EXHIBIT 23

FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 014140) of First Albany Companies Inc. of our report dated March 10, 2003 relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP

March 10, 2003
Albany, New York